UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

ENOCHIAN BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East

Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 21, 2023, Enochian BioSciences Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”) as prescribed in the Proxy Statement filed by the Company with the Securities and Exchange Commission on May 16, 2023, as amended from time to time. At the Meeting, three proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Renè Sindlev, Dr. Mark R. Dybul, Dr. Carol L. Brosgart, Gregg Alton, James Sapirstein, Henrik Gronfeldt-Sorensen and Jayne McNicol for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the seven directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Renè Sindlev	18,661,936	166,766	1,528,369
Dr. Mark R. Dybul	18,662,825	165,877	1,528,369
Dr. Carol L. Brosgart	18,652,095	176,607	1,528,369
Gregg Alton	17,343,287	1,485,415	1,528,369
James Sapirstein	17,122,111	1,706,591	1,528,369
Henrik Gronfeldt-Sorensen	18,659,827	168,875	1,528,369
Jayne McNicol	17,247,573	1,581,129	1,528,369

Proposal No. 2: Approval of 2023 Equity Incentive Plan. The stockholders approved the 2023 Equity Incentive Plan as follows:

Votes For	18,785,519
Votes Against	34,914
Abstentions	8,269
Broker Non-Votes	1,528,369

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm as follows:

Votes For	20,327,508
Votes Against	16,107
Abstentions	13,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES INC.

By:	/s/ Luisa Puche
Name: Luisa Puche Title: Chief Financial Officer

Date: July 28, 2023